                                                                    Exhibit 10.8




                               PENTON MEDIA, INC.

                           SENIOR EXECUTIVE BONUS PLAN

         1. PURPOSE. The purpose of the Senior Executive Bonus Plan (the "Plan") is to attract and retain key executives for Penton Media, Inc., a Delaware corporation (the "Company"), and its Subsidiaries and to provide such persons with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code, and Section 1.162-27 of the Regulations, and the Plan shall be construed consistently with such intention.

         2. DEFINITIONS. As used in this Plan,

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

                  "COMMON STOCK" means (i) shares of the common stock, par value $.01, of the Company and (ii) any security into which Common Stock may be converted by reason of any corporate capital transaction.

                  "ELIGIBLE EXECUTIVE" means the Company's Chief Executive Officer and each other executive officer of the Company that the Committee determines is, or is likely to become, a "covered employee" of the Company within the meaning of
                  Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

                  "INCENTIVE BONUS" shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

                  "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan for Eligible Executives. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible

                  Executive or of the Subsidiary, division, department or function within the Company or Subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of or growth in:

                           (i)      return on invested capital;

                           (ii)     earnings per share;

                           (iii)    net earnings;

                           (iv)     operating profit;

                           (v)      pre-tax profit;

                           (vi)     after-tax cash flow per share;

                           (vii)    business unit contribution profit;

                           (viii) earnings before interest expense, income tax expense, depreciation and amortization;

                           (ix) total shareholder return (including relative to an index);

                           (x)      return on assets;

                           (xi)     return on equity;

                           (xii)    sales growth; and/or

                           (xiii)   productivity improvement.

                  "REGULATIONS" mean the Treasury Regulations promulgated under the Code, as amended from time to time.

                  "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable to each Eligible Executive upon the achievement of the specified Management Objectives.

         4. ELIGIBILITY. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

         5. AWARDS.

                  (a) Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code.

                  (b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

                  (c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $2,000,000.

         6. COMMITTEE CERTIFICATION. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing. The Committee at such time shall further specify, at its discretion, whether the amount of Incentive Bonus shall be paid in cash, shares of Common Stock or a combination thereof. To the extent an Incentive Bonus is paid in shares of Common Stock, the number of shares of Common Stock shall be based on the closing price of Common Stock on the New York Stock Exchange on the date of Committee certification. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan, and any fractional shares of Common Stock shall be settled in cash.

         7. PAYMENT OF INCENTIVE BONUSES. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, including any such deferral into the Company's Management Stock Purchase Plan, Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6.

         8. NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or
(b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

         9. WITHHOLDING. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

         10. NONTRANSFERABILITY. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

         11. EFFECTIVE DATE. Subject to its approval by the shareholders, this Plan shall become effective for bonuses earned in years beginning with the year 2000 and shall remain effective until the fifth anniversary of the date of such approval, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.